                                                                    EXHIBIT 21.1

           NU-KOTE HOLDING, INC. AND SUBSIDIARIES ORGANIZATION CHART

                  Ownership Level                               Jurisdiction
                  ---------------                               ------------
Nu-kote Holding, Inc. .....................................     Delaware
    Nu-kote Imperial, Ltd. ................................     Delaware
    Nu-kote International, Inc. ...........................     Delaware
        International Communications Materials, Inc. ......     Pennsylvania
        Viro-kote, Inc. ...................................     Delaware
        Nu-kote Imaging International, Inc. ...............     Delaware
        Future Graphics, Inc. .............................     California
        Nu-kote Latin America, Inc. .......................     Delaware
        Nu-kote Internacional de Mexico, S.A. de C.V. (1)..     Mexico
        Nu-kote Quality Imaging GmbH.......................     Germany
        Interfas Holding, S.A. (2).........................     France
              Interfas, S.A. (3)...........................     France
        Nu-kote de Colombia, S.A. (4)(5)...................     Colombia
              Mercantiles, S.A. (5)........................     Colombia
              Compania Manufactura Onix, S.A. (5)..........     Colombia
        Greif-Werke GmbH...................................     Germany
              Pelikan Hardcopy Deutschland GmbH............     Germany
        Pelikan Scotland, Ltd. ............................     United Kingdom
              N-K International Holding, Ltd. (6)..........     United Kingdom
                   N-K Interface, Ltd. (7).................     United Kingdom
                   N-K International, Ltd. (7).............     United Kingdom
                   Nu-kote Italia s.r.l. (8)...............     Italy
        Pelikan Produktions AG.............................     Switzerland
              Pelikan Handelsgeschaft mbH..................     Austria
              Pelikan Hardcopy International AG............     Switzerland
                   Pelikan Hardcopy Nordic AB..............     Sweden

(1) Nu-kote International, Inc. owns 65%, and Nu-kote Latin America, Inc. owns 35% of the stock of Nu-kote Internacional de Mexico, S.A. de C.V.

(2) Nu-kote International, Inc. owns 2,494 shares and 6 shares are held by nominee shareholders.

(3) Interfas Holding S.A. owns 2,494 shares and 6 shares are held by nominee shareholders.

(4) Nu-kote International, Inc. owns 24,604 shares and 1,296 shares are held by nominee shareholders.

(5) Sold April 1, 1998.

(6) Pelikan Scotland, Ltd. owns 99 shares and 1 share is held by a nominee shareholder.

(7) N-K International Holding, Ltd. owns 99 shares and 1 share is held by a nominee shareholder.

(8) N-K International Holding, Ltd. owns 51%.